Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on July 30, 2008

Burr Ridge, Illinois – (July 25, 2008) BankFinancial Corporation (Nasdaq – BFIN) will review second quarter 2008 results in a conference call and webcast for stockholders and analysts on Wednesday, July 30, 2008 at 9:30 a.m. Central Daylight Time (CDT).

The conference call may be accessed by calling (800) 901-5218 and using participant passcode 56138932. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CDT August 13, 2008 on our website. Copies of BankFinancial Corporation’s Second Quarter 2008 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on the evening of July 29, 2008.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At March 31, 2008, BankFinancial Corporation had total assets of $1.475 billion, total loans of $1.247 billion, total deposits of $1.058 billion and stockholders’ equity of $289.6 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries: Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Media Inquiries: Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234